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                                                                     EXHIBIT 5.1

                           JONES, DAY, REAVIS & POGUE
                               3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                             Atlanta, Georgia 30308

                                 April 26, 2002

Cumulus Media Inc.
3535 Piedmont Road
Building 14, Fourteenth Floor
Atlanta, GA 30305


Re: Registration of 20,000,000 shares of Class A Common Stock, par value $.01 per share, of Cumulus Media Inc.
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Gentlemen:

         We are acting as counsel for Cumulus Media Inc., an Illinois corporation (the "Company"), in connection with the registration by the Company of up to an aggregate of 20,000,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Shares"), of which up to 16,969,448 shares may be issued and sold by the Company and up to 3,030,552 shares may be sold by certain shareholders (the "Selling Shareholders"), as contemplated by the prospectus (the "Prospectus") forming part of the Registration Statement on Form S-3 (SEC File No. 333-94323) (the "Registration Statement").

         In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

         1. the shares to be issued and sold by the Company, when (a) issued and sold in accordance with the Registration Statement and (b) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and non-assessable; and

         2. the shares to be sold by the Selling Shareholders, after being issued and delivered to the Selling Shareholders upon (a) conversion of the shares of the Company's Class B Common Stock, par value $.01 per share issued or issuable to the Selling Shareholders or (b) exercise of the warrants, pursuant to their terms and upon payment of the exercise price thereof, as the case may be, assuming that sufficient authorized shares of the Company's Class A Common Stock, par value $.01 per share, are then authorized and available for issuance, will be validly issued, fully paid and non-assessable.
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         In rendering this opinion, we have assumed that (i) the Registration
Statement, and any amendments thereto, will have become effective, (ii) the resolutions authorizing the Company to register, offer, sell and issue the Shares will remain in effect and unchanged at all times during which the Shares are offered, sold or issued by the Company, and (iii) all Shares will be issued in compliance with applicable Federal and state securities laws.

         Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinions herein are limited to, the Illinois Business Corporation Act, including the applicable provisions of the Constitution of the State of Illinois and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Illinois or any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                           Very truly yours,


                                           /s/ JONES, DAY, REAVIS & POGUE